HS3 Technologies Inc.'s Board of Directors Is Pleased to
Announce the Addition of a New Chief Operating Officer and
the Retirement of 3,000,000 Shares Outstanding Stock
Wednesday February 25, 7:00 am ET

DENVER, CO--(MARKET WIRE)--Feb 25, 2009 -- HS3 Technologies, Inc. (OTC BB:HSTH.OB - News), a worldwide provider of innovative security and video monitoring solutions, today announces the addition of Mr. William Dickey to the management team. Mr. Dickey will serve as business consultant and act in the capacity of Chief Operating Officer for the Company.

Previously Bill served as Executive Vice President, COO and Director of the general partner at TransMontaigne Partners L.P. (2005-2008) and Executive Vice President and COO of TransMontaigne Inc. (2000-2008). He has also served as Vice President of TEPPCO Partners, L.P. and Vice President and CFO for Associated Natural Gas, Inc. and its successor, Duke Energy Field Services.

Bill attended New Mexico State University where he earned a Bachelor of Science in Accounting and attended Denver University for advanced economic and finance courses.

The Company is fortunate to have access to Mr. Dickey. His expertise has proven invaluable for the preparation of the company's most recent filings. HS3 recently received a comment letter from the SEC with regard to management's lack of oversight of internal controls of financial conditions. The matter was corrected and reported. Mr. Dickey's experience in accountability and compliance will assure investors that HS3 continues to operate with complete transparency of all financial conditions.

On 1/30/09 the Company was able to acquire 2,821,391 common shares of the company's stock from an individual investor and return those shares to treasury.

ABOUT HS3 TECHNOLOGIES INC:

HS3 Technologies Inc. is a single source, security solutions provider headquartered in Denver, Colorado. We provide technically advanced hardware and proprietary video analytic software, while integrating security solutions uniquely designed to meet the needs of our customers. All HS3 manufactured DVRs have superior image capture, gigabytes of storage, and high quality replay capabilities. HS3's biometric products offer the highest levels of security and reliability for access control, and time and attendance. The Company's Denver monitoring center serves as our single point integrated security solutions portal, where we combine our proprietary analytical software, network security, alarm monitoring, and video alarm verification products.

HS3 was founded as a complete security solutions integrator and provider. Building from our knowledge of the systems that are lacking within the security and monitoring industries we have bridged the gap of physical security with logical security. This approach has provided a unique proprietary security solution that HS3 Technologies is able to provide. We are the first company to offer an integrated security solutions portal that combines physical and logical security into a total service package. Our goal of serving as a single source security portal for companies with national presence like the AMERICAN HUMANE ASSOCIATION has provided us the opportunity to generate services and products in combinations that satisfy the complete security and monitoring service matrix.

Our expertise has been developed from the combined years of training and overall experience of our team.

The HS3 staff has the highest professional experience levels achievable within the security and advanced technology worlds. We approach monitoring with the knowledge that the end goal exceeds observing and report anomalies; we additionally serve as an independent verification agent supplying solutions to our clients. We customize our video analytics and DVRs to meet the specifications of our customers and meet the highest quality standard set by our in-house monitoring division.

As a single point security solutions provider we are always excited by projects where we are able to bring mutual benefit to our customers, as represented by the American Humane Certified / HS3 solution for the American food supply.

Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that we provide technically advanced hardware and proprietary video analytic software, while integrating security solutions uniquely designed to meet the needs of our customers, that all HS3 manufactured DVRs have superior image capture, gigabytes of storage, and High Quality replay capabilities, that HS3's biometric products offer the highest levels of security and reliability for access control, and time and attendance, HS3's ability to combine our proprietary analytical software, network security, alarm monitoring, and video alarm verification products, that HS3 provides a unique proprietary security solution, that we offer an integrated security solutions portal that combines physical and logical security into a total service package, or that we can become a single source security portal for companies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, HS3's ability to design and manufacture its security and monitoring products and systems, the ability of the products to gain market acceptance, and the difficulties faced by an early stage company in the competitive security and monitoring industry. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company's annual report on Form 10-K, our quarterly reports on Form 10-Q, and other periodic and current reports filed from time to time with the Securities and Exchange Commission.

Contact:
            Contact:
            HS3 Technologies, Inc.
            Mark Lana 303-455-2550
            http://www.hs3tech.com

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Source: HS3 Technologies Inc.